EXHIBIT 10.3

                    July 30, 2010

Talon International, Inc.
(f/k/a Tag-It Pacific, Inc.)
21900 Burbank Blvd., Suite 270
Woodland Hills, CA 91367

Attention:  Mr. Lonnie D. Schnell, CEO

Re:	Amendment No. 6 to Loan Agreement

Dear Sirs:

Reference is made to the Revolving Credit and Term Loan Agreement dated as of June 27, 2007, as amended by Amendment No. 1 dated July 30, 2007, Amendment No. 2 dated November 19, 2007, Amendment No. 3 dated March 31, 2008, Amendment No. 4 dated March 31, 2009 and Amendment No. 5 dated June 30, 2010 (collectively, the “Loan Agreement”), by and between Bluefin Capital, LLC (“Bluefin”) and Talon International, Inc. (f/k/a Tag-It Pacific, Inc.) (the “Borrower”).  The Loan Agreement and all of the Loan Documents have been assigned to and are held by CVC California, LLC (the “Lender”), which is an entity under common control with Bluefin.  All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

Pursuant to the Loan Agreement and each of the Notes, the Revolving Credit Commitment expires, and each of the Notes and all other Obligations become due and payable in full, on July 30, 2010.  In connection with the conversion, on or about the date hereof, of all outstanding principal, interest, fees and other amounts in respect of the outstanding Loans into shares of Series B Preferred Stock of the Borrower (the “Debt Conversion”), the Borrower has requested, and the Lender has agreed, to amend the Revolving Credit Commitment so as to extend the maturity thereof and reduce the maximum permitted principal amount thereof, and to effect certain other modifications with respect to the Loan Agreement as more fully set forth below.  In furtherance of the foregoing, the Lender and the Borrower hereby agree as follows:

1.           Amendments.

(a)           The definition of “Maturity Date” contained in Article I of the Loan Agreement is hereby amended to refer to July 31, 2012 instead of July 30, 2010.

               (b)           The definition of “Maximum Revolver Amount” contained in Article I of the Loan Agreement is hereby amended so as to read in full as follows:

“Maximum Revolver Amount” shall mean, at any date, (a) $3,000,000, minus (b) the amount of the Debenture Reserve (if any) as at the date of determination.”

(c)          In the definition of “Borrowing Base”, the advance rate applicable to Eligible Accounts in clause (a) of such definition is hereby reduced to 75%, and the advance rate applicable to Eligible Inventory in clause (b) of such definition is hereby reduced to 40%.

(d)          In furtherance of the foregoing amendments, and to effect certain other changes with respect to the terms of the Revolving Credit Commitment, the Borrower is executing and delivering to the Lender, simultaneously with the execution and delivery of this Amendment No. 6, an Amended and Restated Revolving Credit Note in the maximum principal amount of $3,000,000, and such Amended and Restated Revolving Credit Note shall henceforth constitute the “Revolving Credit Note” under the Loan Agreement and the other Loan Documents.

(e)          Effective as of the date of the Debt Conversion, there shall be no further accrual of any fees under Section 2.03(b)(i) of the Loan Agreement, and such Section 2.03(b)(i) shall thereupon be deleted from the Loan Agreement.

(f)          Section 6.16 of the Loan Agreement is hereby amended so as to read in full as follows:

“Section 6.16.  Capital Expenditures.  Make aggregate Capital Expenditures in excess of $750,000 in any Fiscal Year.”

(g)          In consideration of the extension and amendments set forth herein, the Borrower shall pay to the Lender a non-refundable fee in the amount of $60,000.  The Borrower hereby authorizes the Lender to debit such amount to the Borrower’s revolving credit loan account with the Lender.

2.           Waivers.  Effective upon the Debt Conversion, the Lender hereby waives all Events of Default then existing.

3.           Reaffirmation.

(a)           The Borrower hereby reaffirms all of its representations and warranties in the Loan Documents on and as of the date hereof, as if expressly made on and as of the date hereof.

(b)           The Borrower hereby (i) confirms the ongoing validity of all of the Obligations outstanding on the date hereof and on the effectiveness of this Amendment No. 6 (after giving effect to this Amendment No. 6), (b) confirms that such Obligations are owing without reservation, defense, counterclaim or offset, (c) confirms that, after giving effect to this Amendment No. 6, neither the Borrower nor any Subsidiary has any claims or causes of action against the Lender or any of its Affiliates, managers or officers, and (d) acknowledges, confirms and agrees that none of the amendments to be effected by this Amendment No. 6 shall constitute a novation of the Obligations (if any) outstanding immediately prior to the effectiveness of this Amendment No. 6.

(c)           The Borrower hereby reaffirms the validity of all of the liens and security interests heretofore granted to the Lender as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for the Obligations, continues to be and remains collateral for the Obligations (including, without limitation, the extended Revolving Credit Commitment) from and after the effectiveness of this Amendment No. 6.

4.          Representations and Warranties.  Each of the Lender and the Borrower hereby represents and warrants that (a) this Amendment No. 6 has been duly and validly authorized by all necessary corporate or company action on such party’s part, (b) this Amendment No. 6 has been duly executed and delivered by such party’s duly authorized officer, and (c) this Amendment No. 6 constitutes such party’s valid and binding obligation, enforceable against such party in accordance with its terms.

5.          Ongoing Force and Effect; Waiver and Amendment.  Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect.  All references to the Loan Agreement in any other Loan Documents shall hereafter mean and refer to the Loan Agreement as amended by this Amendment No. 6.  This Amendment No. 6 may not be amended or modified, nor may any performance required hereunder be waived, except pursuant to a written agreement signed by the party to be charged therewith.

6.          Governing Law.  This Amendment No. 6 shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.

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Kindly confirm your agreement to the foregoing by countersigning a counterpart copy of this Amendment No. 6 in the space provided below.

Very truly yours, CVC CALIFORNIA, LLC By: /s/ Gary E. Jaggard Gary E. Jaggard, Managing Director

Acknowledged, Confirmed and Agreed To:

TALON INTERNATIONAL, INC.
(f/k/a Tag-It Pacific, Inc.)

By:      /s/ Lonnie D. Schnell
    Lonnie D. Schnell, Chief Executive Officer